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                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                                DOVER CORPORATION
                          1996 NON-EMPLOYEE DIRECTORS'
                             STOCK COMPENSATION PLAN
                        (REVISED THROUGH JANUARY 1, 2005)

1. PURPOSE

The purpose of the Dover Corporation 1996 Non-Employee Directors' Stock Compensation Plan (the "ORIGINAL PLAN") as amended and restated as of January 1, 2003 (the "PLAN") is to promote the interests of Dover Corporation (the "COMPANY") and its stockholders by attracting and retaining non-employee Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's stockholders.

2. DEFINITIONS

"BOARD OF DIRECTORS" means the Board of Directors of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

"DIRECTOR" means a member of the Board of Directors.

"EXCHANGE" means the New York Stock Exchange or any other national securities exchange which then constitutes the principal trading market for the Shares.

"GRANTEE" means any person who has been granted Shares under Section 4.

"RULE 16B-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, and any replacement or substitute therefor.

"SHARE" means a share of common stock of the Company and such other securities as may be substituted for a Share or such other securities pursuant to the adjustment provisions of Section 5.

3. EFFECTIVE DATE AND TERM OF THE PLAN

The Original Plan became effective as of January 1, 1996 pursuant to approval by the Company's stockholders at the annual meeting of the Company's stockholders held on April 30, 1996. The Original Plan was amended and restated effective as of January 1, 2003 pursuant to approval by the Company's stockholders at the annual meeting of the Company's stockholders held on April 22, 2003. The term during which Shares may be granted under the Plan shall expire on December 31, 2012.


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4. GRANTS OF SHARES

The Board of Directors determines the compensation to be paid to persons for serving as a Director. The Board of Directors has currently determined that 60% of annual non-employee Director compensation should be paid in the form of Shares pursuant to this Plan, although the Board of Directors may change such percentage without stockholder approval.

Each person who (i) serves as a Director during any calendar year during the term of the Plan and (ii) is not then, and has not been for a period of at least six months prior to the later of the beginning of such calendar year and the date on which such Person became a director, an employee of the Company or any subsidiary of the Company shall be eligible to receive Shares under this Plan as compensation for services performed as a Director during each such calendar year.

The number of Shares to be granted as compensation to any Director shall be determined by dividing the dollar amount of such compensation to be paid in Shares by the fair market value of a Share on the date of grant, provided that the number of Shares granted to any Director for any calendar year shall not exceed 10,000. Such fair market value shall be determined in good faith by the Compensation Committee of the Board of Directors on the basis of such considerations as the Compensation Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a Share on the Exchange on the date of grant, the average of the closing bid and asked prices for a Share on the Exchange on the date of grant, or the average of the high and low sales prices of a Share on the Exchange on the date of grant. The Compensation Committee shall be authorized, in its discretion, to round the fair market value of a Share to the nearest whole number or a quarterly fraction thereof.

Persons who are Directors in any calendar year shall be granted Shares on November 15 of such calendar year (or if such November 15 is not a trading day on the Exchange, the next such trading day). Any person who serves as a Director during any such calendar year but ceases to be a Director prior to November 15 of such year shall be granted Shares as of the date he or she ceases to be a Director (or if such date is not a trading day on the Exchange, the next such trading day), provided that the Board of Directors may decide that any Director removed for cause at any time during any calendar year shall forfeit any Shares for such calendar year. The number of Shares to be granted to any Director for any calendar year for less than all of which he or she serves as a Director shall be prorated as deemed appropriate by the Compensation Committee. There shall be no fractional Shares issued under this Plan; the number of Shares granted at any time to any Grantee shall be rounded to the nearest whole Share.

Certificates for Shares granted under the Plan shall be delivered on the date of grant or as soon thereafter as reasonably practicable, provided that the number of Shares for which certificates shall be delivered to each non-US resident Grantee shall be automatically reduced by 30% to provide for the Federal estimated income and/or withholding tax payment obligations of the Grantee (unless the Company reasonably believes that such Grantee is not subject to U.S. income taxes or that the Company is not required to withhold such taxes), with the Company remitting to the appropriate tax authorities the fair market value of the Shares for which certificates are not so delivered. US resident Grantees may elect to have Shares withheld to provide for the estimated income tax payment obligations of such Grantees.

The Shares granted under the Plan may be treasury shares or newly-issued shares. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and


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regulations, and to such approvals by governmental agencies as may be deemed necessary or appropriate by the Company, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. This obligation shall also be subject to the condition that any Shares reserved for issuance under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

5. ADJUSTMENTS

The method of determining the number and kind of Shares to be granted, and the limit on the number of Shares that maybe granted, to each Grantee under Section 4 of the Plan shall be automatically adjusted to prevent dilution or enlargement of the rights of Grantees in the event of any changes in the number or kind of outstanding Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Company's corporate or capital structure.

6. AMENDMENT, SUSPENSION AND DISCONTINUANCE

The Board of Directors may at any time amend, suspend or discontinue the Plan, provided that (i) the maximum number of Shares that may be granted to any Director for any calendar year shall not be increased above 10,000 (except pursuant to Section 5 of the Plan) without stockholder approval, and (ii) if stockholder approval of such action is necessary in order to ensure compliance with any applicable rule or regulation put into effect by the Securities and Exchange Commission or the Exchange, such action shall be subject to approval by the holders of the Shares by the vote and in the manner required by such rule or regulation.

7. COMPLIANCE WITH RULE 16b-3

The Company intends that the Plan and all transactions hereunder meet all of the requirements of Rule 16b-3, and that any Grantee shall not, as a result of any grant hereunder, lose his or her status as a "Non-Employee Director" as defined in Rule 16b-3. Accordingly, if any provision of the Plan does not meet a requirement of Rule 16b-3 as then applicable to any such transaction, or would cause a Grantee not to be a "Non-Employee Director," such provision shall be construed or deemed amended to the extent necessary to meet such requirement and to preserve such status.

8. GOVERNING LAW

The Plan shall be applied and construed in accordance with and governed by the law of the State of Delaware and applicable Federal law.


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